EXHIBIT 10.43

FIRST AMENDMENT TO THE ENGLOBAL 401(K) PLAN

WHEREAS, ENGlobal Engineering, Inc. (the "Employer") adopted a restatement of the ENGlobal 401(k) Plan (the "Plan"), effective as of January 1, 2010; and

WHEREAS, the Employer has the ability to amend the Plan pursuant to Article 11.1; and

WHEREAS, the Employer now desires to amend the Plan to recognize prior service with Control Dynamics International, LP (CDI). NOW, THEREFORE,

RESOLVED, that the Company hereby amends the Plan in the following respects, effective as of April 1, 2010:

RESOLVED FURTHER, that Section 2.2 of the Adoption Agreement is amended as follows:

2.2    Predecessor Service. Service with the following entity or entities will be credited as:

•	Triangle Engineers & Constructors, Inc.;

•	RPM Engineering, Inc.;

•	Petrocon of Louisiana, Inc.;

•	Constant Power Manufacturing, Inc.;

•	IDS Engineering, Inc.;

•	Alliance Engineering Associates, Inc.;

•	Advanced Control Engineering, Inc.;

•	ESD&C;

•	ATI;

•	Control Dynamics International, LP (CDI)

(a)    Elective Deferrals, QMACs and QNECs. Service with an entity listed above will be given for eligibility purposes under Section 3.2(a) of the Adoption Agreement.

(d)    Non-Safe Harbor Matching Contributions. Service with an entity listed above will be credited for:
Eligibility purposes under Section 3.2(d) of the Adoption Agreement
Vesting purposes under Section 10.4 of the Adoption Agreement

RESOLVED FURTHER, that in all other respects, the terms of the Plan are hereby ratified and confirmed.

RESOLVED FURTHER, that any action taken by any of the officers of the Company prior to the adoption of these resolutions that is within the authority conferred herein be, and it hereby is, ratified, confirmed and approved.

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